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                                                                    EXHIBIT 23.1





The Board of Directors
CyberGuard Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

KPMG Peat Marwick LLP




Miami, Florida
November 5, 1997